                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. 2)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      GATEFIELD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     6.  Amount Previously Paid:
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
                                PRELIMINARY COPY


                                     [LOGO]

                             GATEFIELD CORPORATION
                             47100 Bayside Parkway
                           Fremont, California 94538


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                      TO BE HELD ON THURSDAY, JUNE 7, 1999


TO THE STOCKHOLDERS OF GATEFIELD CORPORATION:


    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Gatefield Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 7, 1999 at 1:00 p.m. local time at 47100 Bayside Parkway, Fremont, California 94538 for the following:


1. To elect one Class II director to hold office until the 2002 Annual Meeting of Stockholders pursuant to the classified board provisions of the Company's Restated Certificate of Incorporation (the "Certificate"). In addition, in accordance with Section 2115 of the California General Corporation Law the Company is permitting the stockholders of the Company ("the "Stockholders") to vote to elect all three current directors until the next annual meeting. Accordingly, there will be two separate votes regarding the election of directors.

2. To approve the Company's 1999 Stock Option Plan, under which plan 3,000,000 shares of Common Stock shall be authorized for issuance.

3. To approve the Company's 1999 Employee Stock Purchase Plan, under which plan 1,000,000 shares of Common Stock shall be authorized for issuance.

4. To approve an amendment to the Company's Certificate to effect, at any time prior to the 2000 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding ten (10) shares of Common Stock would be combined, converted and changed into one (1) share of Common Stock.

5. To approve an amendment to the Company's Certificate to increase the authorized number of shares of Common Stock from 65,000,000 to 120,000,000 shares and to increase the authorized number of shares of Preferred Stock from 2,000,000 to 10,000,000. If the amendment set forth in Proposal 4 above and the amendment set forth in this Proposal 5 are both approved by the Stockholders, the Board of Directors intends to abandon the amendment set forth in this Proposal 5 as permitted by Section 242(c) of the Delaware General Corporation Law.

6. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 8, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       /s/ MICHAEL J. KUCHA


                                       Michael J. Kucha

                                       SECRETARY


Fremont, California
April 30, 1999


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             GATEFIELD CORPORATION

                             47100 BAYSIDE PARKWAY
                               FREMONT, CA 94538

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 7, 1999


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of GateField Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 7, 1999 at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 47100 Bayside Parkway, Fremont, California 94538. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 1999, to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the accompanying proxy card and any additional information furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Beacon Hill Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. would be paid its customary fee, estimated to be about $6,500, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock and Preferred Stock at the close of business on April 8, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 1999, the Company had outstanding and entitled to vote (i) 41,545,531 shares of Common Stock, (ii) 18,003 shares of Series B Preferred Stock (the "Series B Stock") (convertible into 82,498 shares of Common Stock) and (iii) 300,000 shares of Series C Preferred Stock (the "Series C Stock") (convertible into 2,000,000 shares of Common Stock) (collectively, the "Preferred Stock").

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. Each holder of record of Preferred Stock on such date will be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible. However, as discussed below, in connection with the election of directors of the Company pursuant to Proposal 1, Stockholders will be permitted to exercise cumulative voting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposals 4 and 5, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposals 4 and 5, broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 47100 Bayside Parkway, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS


    The deadline for submitting a Stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission is January 3, 2000. Unless a Stockholder who wishes to bring a matter before the Stockholders at the Company's 2000 Annual Meeting notifies the Company of such matter prior to March 17, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    With respect to the election of directors, the Board has divided the nominees into two slates, one for election in accordance with the Delaware General Corporation Law ("Delaware Law") and the Company's Certificate and the other for election in accordance with the California General Corporation Law ("California Law"). All holders of record of Common Stock and Preferred Stock at the close of business on April 8, 1999 will be entitled to vote on each slate. Each holder of Preferred Stock will be entitled to vote on an as-if converted basis as described above.

    In connection with the vote on the first slate (the "First Slate"), each holder of record of Common Stock and Preferred Stock on April 8, 1999 will be entitled to vote for one director whose terms of office expires in 1999 (the "Class II Nominee") to hold office until the 2002 annual meeting of Stockholders. Further, in connection with the First Slate, each holder of Common Stock and Preferred Stock will be entitled to one vote for each share of Common Stock held and each whole share of Common Stock issuable upon conversion of each share of Preferred Stock held.

    In connection with the vote on the second slate (the "Second Slate"), Stockholders will be voting to elect all three current directors to hold office until the next annual meeting of Stockholders. Further in connection with the Second Slate, each holder of Common Stock will be entitled to three votes for each share held.

    The slates are as follows:

        NOMINEE FOR A THREE-YEAR TERM                    NOMINEES FOR A ONE-YEAR TERM
             EXPIRING AT THE 2002                            EXPIRING AT THE 2000
                ANNUAL MEETING                                  ANNUAL MEETING
----------------------------------------------  ----------------------------------------------
               Michael J. Kucha                                Michael J. Kucha
                                                              Horst G. Sandfort
                                                                 Timothy Saxe

    Should the elections yield different results, the Company plans to seek guidance from a court of law regarding which state's law the Company must apply in its corporate governance matters.

FIRST SLATE: ELECTION OF DIRECTORS PURSUANT TO DELAWARE LAW

    The Company's Certificate and By-laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    Effective March 9, 1999, Messrs. Dunn and Huberman submitted their resignations as directors of the Company. As a result, the Board of Directors is presently composed of three members, one of whom is a Class I director (with a term expiring at the 2001 annual meeting), one of whom is a Class II director (with a term expiring at the 1999 Annual Meeting) and one of whom is a Class III director (with a term expiring at the 2000 annual meeting). Following the resignations of Messrs. Dunn and Huberman and because of the Company's desire to give the Stockholders the opportunity to approve the election of Mr. Kucha to the Board during 1999, the Board of Directors designated Messrs. Kucha and Sandfort to new classes. As a result of such action, Mr. Kucha was designated as a Class II director and Mr. Sandfort as a Class III director. Mr. Saxe shall continue as a Class I director. As a result of these changes, Stockholders will have the opportunity at the 1999 Annual Meeting to vote on the election of Michael J. Kucha, as the Class II Nominee. The information presented herein gives effect to these changes. The Class II Nominee is currently a director of the Company who was previously elected by the Board of Directors. If elected at the 1999 Annual Meeting, the Class II Nominee would serve until the 2002 annual meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class II Nominee. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE CLASS II NOMINEE

SECOND SLATE: ELECTION OF DIRECTORS PURSUANT TO CALIFORNIA LAW

    Under Section 2115 of the California Law ("Section 2115"), certain corporations not organized under California law which have significant contacts with California and which are not otherwise exempt from Section 2115 are subject to a number of key provisions of the California Law. Because the Company had significant contacts with California during the period specified in Section 2115, the Company believes that it is currently subject to Section 2115. Accordingly, the Company is complying with certain provisions of the California Law, including Section 301, regarding the election of directors. Section 301 does not permit the Company to have a classified Board. In connection with the "Second Slate" each Stockholder will be voting to elect all three current directors to hold office until the next annual meeting of Stockholders. Each director to be elected will hold office until the next annual meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee is currently a director of the Company, one director having been elected by the Stockholders, and two directors, Michael J. Kucha and Timothy Saxe, having been elected by the Board.

    Under Section 2115, Stockholders are permitted to exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to three votes for each share held. Each Stockholder may give one candidate, who has been nominated prior to voting, all the votes such Stockholder is entitled to cast or may distribute such votes among as many such candidates as such Stockholder chooses. (However, no Stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one Stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes). Unless the proxyholders are otherwise instructed, Stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees enumerated above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Pursuant to the Second Slate, the three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE

    Set forth below is biographical information for all the nominees for director of the Company.

INFORMATION CONCERNING THE NOMINEES

HORST G. SANDFORT

    HORST G. SANDFORT, age 56, has been a director of the Company since September 1995. Mr. Sandfort has served as President and Chief Executive Officer of Intellon Corporation, a developer of powerline communications integrated circuits, since June 1997. From September 1995 to June 1997, he was the President of the GateField division of the Company. From 1991 to September 1995, he was the Executive Vice President for Geographic Markets at LSI Logic Corporation, a developer of application specific integrated circuits and application specific standard products, where he was responsible for sales, marketing and engineering in Asia, Canada, Europe and the United States. Mr. Sandfort is a member of the Company's Audit, Compensation and Nominating Committees.

TIMOTHY SAXE

    TIMOTHY SAXE, age 43, has been a director of the Company since February 8, 1999. He has been President and Chief Operating Officer of the Company since July 23, 1998 and Chief Executive Officer of the Company since February 8, 1999. From 1993 to 1997, Dr. Saxe was Vice President of Engineering of the GateField division of the Company.

MICHAEL J. KUCHA

    MICHAEL J. KUCHA, age 57, has been a director of the Company since July 23, 1998. He has been a Senior Associate of Idanta since April 1998. From June 1996 to April 1998, he was a private investor, investing for his own account. From January 1996 to May 1996, Mr. Kucha was also President and Chief Executive Officer of ERISS Corporation, an information services company. From October 1990 to June 1996, he was President of Melvin C. Dill Co., Inc., a manufacturer of industrial labels. Mr. Kucha is the Chairman of the Company's Audit Committee.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1998 the Board of Directors held three meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. Currently, the Audit Committee is composed of two non-employee directors: Messrs. Kucha and Sandfort. It met one time during such fiscal year. Mr. Jonathan Huberman was a member of the Audit Committee prior to his resignation, effective March 9, 1999.

    The Compensation Committee administers the Company's stock plans and approves salaries, stock options and other compensation arrangements for executive officers of the Company. The Compensation Committee is composed of two non-employee directors: Messrs. Kucha and Sandfort. It met four times during such fiscal year. Mr. Jonathan Huberman was a member of the Compensation Committee prior to his resignation, effective March 9, 1999.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two non-employee directors: Messrs. Kucha and Sandfort. It met one time during such fiscal year. Mr. Jonathan Huberman was a member of the Nominating Committee prior to his resignation, effective March 9, 1999.

    During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                       APPROVAL OF 1999 STOCK OPTION PLAN

    In January 1999, the Board adopted the Company's 1999 Stock Option Plan (the "Option Plan"), subject to stockholder approval. There are 3,000,000 shares of Common Stock reserved for issuance under the Option Plan. If the Stockholders approve the Reverse Stock Split set forth in Proposal 4, the 3,000,000 shares of Common Stock reserved for issuance under the Option Plan would be proportionately reduced in accordance with the provisions of the Option Plan.

    The Option Plan is intended to supplement the Company's currently existing 1996 Stock Option Plan (the "1996 Plan") and the Company's 1993 Stock Option Plan (the "1993 Plan"). (Hereinafter, the 1996 Plan and the 1993 Plan will be collectively referred to as the "Prior Plans.") The 1996 Plan authorizes the issuance of 2,000,000 shares of the Company's Common Stock. The 1993 Plan authorizes the issuance of 3,000,000 shares of the Company's Common Stock. Both of the Prior Plans are administered by the Compensation Committee of the Board. Both of the Prior Plans allow for the issuance of incentive stock options, nonstatutory stock options and stock appreciation rights.

    As of December 31, 1998, awards (net of canceled or expired options) covering an aggregate of 1,808,192 shares of the Company's Common Stock had been granted under the 1996 Plan. Only 174,707 shares of Common Stock (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1996 Plan. As of December 31, 1998, awards (net of canceled or expired options) covering an aggregate of 1,484,761 shares of the Company's Common Stock had been granted under the 1993 Plan. Only 327,074 shares of Common Stock (plus any shares that might in the future be returned to the 1993 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1993 Plan.

    The Board approved the Option Plan in order to ensure that the Company can continue to grant options and stock appreciation rights at levels and in the manner determined appropriate by the Board.

    Stockholders are requested in this Proposal 2 to approve the Option Plan. The affirmative vote of the holders of shares representing a least a majority of the votes represented by the holders of Common Stock and the holders of Preferred Stock, voting together as a single class on an as-if converted basis, present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Option Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Option Plan are outlined below:

GENERAL

    The Option Plan provides for the grant of incentive stock options, nonstatutory stock options and stock appreciation rights (collectively "awards"). Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Option Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted no stock awards under the Option Plan.

PURPOSE

    The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 37 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Option Plan.

ADMINISTRATION

    The Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

    The Board has the power to delegate administration of the Option Plan to a committee of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

    The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Option Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Option Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally NARROWER than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

    Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options and other types of stock appreciation rights under the Option Plan.

    No incentive stock option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No employee may be granted awards under the Option Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE OPTION PLAN

    Subject to this Proposal, an aggregate of 3,000,000 shares of Common Stock is reserved for issuance under the Option Plan. If awards granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Option Plan. If the Company reacquires unvested stock issued under the Option Plan, the reacquired stock will not again become available for reissuance under the Option Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of December 31, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq Unaffiliated Over the Counter Bulletin Board (the "OTCBB") was $0.72 per share.

    The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options under the Option Plan typically will vest over the course of four years during the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted under the Option Plan may, however, be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination (or such longer or shorter period as the Board may determine on the date of grant); (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death (or such longer or shorter period as the Board may determine on the date of grant) by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

    An optionholder's option agreement may provide that if the exercise of the option following the termination of the optionholder's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder's service during which the exercise of the option would not be in violation of such registration requirements.

STOCK APPRECIATION RIGHTS

    The Option Plan authorizes three types of stock appreciation rights.

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

    The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding awards. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Option Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization (a "change in control"), any surviving corporation may either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan. If any surviving corporation declines to assume options outstanding under the Option Plan, or to substitute similar options, then, the vesting and the time during which such options may be exercised will be accelerated; an any such outstanding option will terminate if the optionholder does not exercise it before a change in control. Additionally, the standard form of Stock Option Agreement under the Option Plan provides that any option which remains in effect after a change in control (or which is assumed or substituted following a change in control) shall accelerate in vesting and exercisability so that 50% of any unvested shares covered by such an option will immediately vest and become exercisable upon the effective date of the change in control; the remaining 50% of the unvested shares covered by such an option will vest and become exercisable in accordance with the original schedule for vesting and exercisability, but in no event will such remaining period of vesting be longer than two years from the effective date of the change in control. Moreover, if the continuous service of the optionholder with Company or an affiliate is terminated without cause or due to a constructive termination (that is, a voluntary termination with good reason) within one month prior to or six months following the effective date of a change in control, then all remaining shares covered by any outstanding option granted under the Option Plan and held by such optionholder will vest and become exercisable as of the date of such termination.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on January 25, 2009.

    The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of
Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate are effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

    If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

    Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

    Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

                                   PROPOSAL 3

                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

    In January 1999, the Board adopted the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to Stockholder approval. There are 1,000,000 shares of Common Stock reserved for issuance under the Purchase Plan. If the Stockholders approve the Reverse Stock Split set forth in Proposal 4, the 1,000,000 shares of Common Stock reserved for issuance under the Purchase Plan would be proportionately reduced in accordance with the provisions of the Purchase Plan.

    The Purchase Plan is intended to supplement and replace the Company's currently existing Employees' Stock Purchase Plan (the "Old Plan"). The Old Plan qualifies as an "employee stock purchase plan" under Section 423 of the Code. The Old Plan authorizes the issuance of 700,000 shares of Common Stock. The Old Plan allows for the grant of rights to eligible employees to purchase Common Stock at a price which is the lesser of the fair market value of the shares on the date on which such rights are granted, which day shall be the first day of the purchase period, or the fair market value of the shares on the date such shares are purchased. Under the Old Plan, rights are granted for purchase periods, which are three months in length. Purchase periods begin on January 1, April 1, July 1, and October 1. Currently, generally all employees are eligible to participate in the Old Plan except employees customarily employed less than 20 hours per week or who have not been employed for at least 30 days prior to the beginning of a purchase period or who, after the granting of purchase rights, would own more than 5% of the outstanding shares of the Company.

    During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Old Plan as follows: James R. Fiebiger, 1,722 shares ($1.31 per share), Charles Parr, 802 shares ($1.31 per share), Charles Parr, 2,502 shares ($0.30 per share), Charles Parr, 1,238 shares ($1.06 per share), all current executive officers as a group 6,264 shares ($0.75 per share), and all employees (excluding executive officers) as a group 194,198 shares ($0.75 per share).

    As of December 31, 1998 purchase rights (net of canceled or expired purchase rights) covering an aggregate of 619,818 shares of the Company's Common Stock had been granted under the Old Plan. Only 80,182 shares of Common Stock (plus any shares that might in the future be returned to the Old Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Old Plan.

    Pending stockholder approval of the new Purchase Plan, the Company will terminate the Old Plan effective on or about June 30, 1999. The Board approved the new Purchase Plan in order to ensure the Company can continue to grant purchase rights at levels and in the manner determined appropriate by the Board.

    Stockholders are requested in this Proposal 3 to approve the Purchase Plan. The affirmative vote of the holders of shares representing at least a majority of votes represented by the holders of Common Stock and the holders of Preferred Stock, voting together as a single class on an as-if converted basis present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 37 employees are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

    The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The initial offering under the Plan will begin on August 1, 1999 and will be 18 months long. This initial offering will be divided into three shorter "purchase periods," each of which will be approximately six months long. Thereafter, unless otherwise determined by the Board, a new offering will begin on February 1 of each year, beginning with February 1, 2001. Each such offering will be one year long and will be divided into two shorter "purchase periods" approximately six months long. Purchase dates under the Purchase Plan will generally be January 31 and July 31 of each year.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the offering.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account, unless specifically provided in the offering and unless the participant has not had the maximum amount withheld during the offering.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. For the initial offering (and for subsequent offerings unless otherwise determined by the Board), the maximum aggregate number of shares available to be purchased will be the number of shares remaining available under the Purchase Plan on the offering date; the maximum aggregate number of shares available to be purchased by all eligible employees on a purchase date shall be 200,000 shares of Common Stock. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the Board. For the initial offering, the Board has provided that such withdrawal may be elected up to 10 days prior to the end of the applicable purchase period.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

    Subject to this proposal, an aggregate of 1,000,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 4
      APPROVAL OF AMENDMENT TO CERTIFICATE TO EFFECT A REVERSE STOCK SPLIT


    On March 29, 1999, the Board of Directors considered and unanimously adopted, subject to Stockholder approval, resolutions approving an amendment to the Certificate to effect, at any time prior to the Company's 2000 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 10 shares of Common Stock would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Split") with the effectiveness or the abandonment of such amendment, to be determined by the Board. The proposed Reverse Stock Split would not have any effect on the number of authorized shares of Common Stock. Accordingly, because the number of issued and outstanding shares of Common Stock would be reduced ten-fold while the number of authorized shares of Common Stock would remain unchanged, the proposed Reverse Stock Split would have the effect of significantly increasing the number of authorized shares available for future issuance.


    REASONS FOR REVERSE STOCK SPLIT

    The Board believes that the Reverse Stock Split may be desirable for a number of reasons. First, the Board believes that the Reverse Stock Split may improve the marketability and liquidity of the Company's Common Stock. Second, the Reverse Stock Split may improve the Company's ability to raise new capital. Finally, the Board believes that the Reverse Stock Split will enhance the Company's ability to relist its shares on either the Nasdaq National Market ("Nasdaq NMS") or the Nasdaq SmallCap Market ("Nasdaq SmallCap"), subject to the Company's compliance with the other listing criteria.

    The Board believes the Reverse Stock Split may have the effect of raising the trading price of the Company's Common Stock. However, because some investors may view the Reverse Stock Split negatively in that it reduces the number of shares available in the public market, there can be no assurance that an adjustment to the market price of the Common Stock will reflect proportionately the Reverse Stock Split, or that such price, if it does rise proportionally to such levels, will continue to escalate or be sustained in the future. The Board believes that the increased market price of its Common Stock expected as a result of the Reverse Stock Split will improve the marketability and liquidity of the Company's Common Stock by appealing to a broader market than that which currently exists and will encourage interest and trading in the Common Stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company's Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. If the Reverse Stock Split is implemented, however, holders of fewer than 100 shares of Common Stock ("odd-lots") after the Reverse Stock Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock ("round-lots"). The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Company's Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses.

    As of April 1, 1999, the Company had cash and cash equivalent balances of approximately $1,298,089. The Company is currently generating losses, and expects such losses to continue for at least the remainder of 1999. Additionally, the Company had a working capital deficit of $3.5 million at December 31, 1998. Therefore the Company needs additional capital to continue funding its operations. Unless it obtains such funding, the Company will have utilized all of its currently-available capital resources on or about April 30, 1999. Accordingly on January 26, 1999, the Board authorized management to pursue efforts to sell Common Stock or Preferred Stock in order to raise additional capital to finance the Company's operations as well as to seek other sources of funds. The Board has authorized management to seek from $10 million to $12.5 million in additional capital to fund operations. If, however, there is a greater interest among potential investors on terms acceptable to the Company, the Company may raise more capital. The Reverse Stock Split may improve the Company's ability to raise new capital by allowing the Company the flexibility to issue additional Common Stock or securities convertible into Common Stock in accordance with the Certificate.


    The Company had contacted a number of potential providers of additional capital, including investment banking firms, financial investors, customers, potential customers, strategic partners and potential strategic partners. In this regard, management has held discussions with Idanta Partners Ltd. and Actel Corporation, each a significant stockholder of the Company (together with their affiliates, the "Investor Stockholders"), in which the Investor Stockholders have indicated their preliminary interest in providing additional financing (the "Proposed Financing").



    Pursuant to the Proposed Financing, the Company has held discussions with the Investor Stockholders in which the Investor Stockholders have indicated on a preliminary basis their willingness to extend loans to the Company in the aggregate principal amount of $8 million. The Company currently anticipates that capital in the aggregate principal amount of $6 million to $12 million would meet the Company's capital requirements through 1999. However, the Company's capital requirements may be greater than anticipated. Therefore, there can be no assurance that such amounts will be sufficient to meet the Company's capital requirements through 1999. It is anticipated that all or some portion of such loans from the Investor Stockholders would be convertible into shares of Common Stock. It is anticipated that the Common Stock issuable upon conversion would be at a discount to the prevailing market price to reflect the illiquidity of the shares, the Company's financial condition and other factors.



    Although the Investor Stockholders have indicated their preliminary interest in funding the Company, there can be no assurance that the Proposed Financing will be consummated within a reasonable time frame on terms acceptable to the Company or at all. The terms of such financings have not been determined and will be subject to compliance with all applicable securities laws. The terms of such financings will be approved by all members of the Company's Board of Directors. If the Company is unable to obtain additional financing on a timely basis, the Company will be required to terminate its operations. The issuance of additional shares of Common Stock in the Proposed Financing is expected to be dilutive to the current stockholders, particularly in view of the fact that such securities will likely be issued at a discount to the prevailing market price of the Company's Common Stock.


    In addition, the Company believes an increase in the per share price of the Company's Common Stock, which the Company expects as a consequence of the Reverse Stock Split, may make the Common Stock more acceptable to the financial community and the investing public, thereby broadening the investor pool from which the Company might be able to obtain additional financing. In theory, the total number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. As a practical matter, however, the opposite is in fact often the case. For example, because of the trading volatility often associated with low-priced stocks, many institutional investors are prohibited from purchasing such stocks as a matter of policy. For the same reason, brokers often discourage their customers from purchasing such stocks. The Reverse Stock Split and the resulting reduction in the number of outstanding shares of Common Stock is anticipated initially to increase proportionally the per share market price of the Common Stock. Accordingly, the Company believes, such initial increase will have a positive impact on the Company's ability to obtain capital from outside sources.

    The Board also believes the Reverse Stock Split will enhance the Company's ability to relist its shares on either Nasdaq NMS or Nasdaq SmallCap. On July 15, 1998, the Company's stock was delisted from the Nasdaq NMS and began trading on the Nasdaq SmallCap. On September 17, 1998, the Company's Stock was delisted from Nasdaq SmallCap for failing to meet Nasdaq's ongoing minimum bid price requirement. At that date, the Company's stock began trading on the NASD Electronic Bulletin Board (the "OTCBB"). The Board believes that the Reverse Stock Split may have the effect of enabling the Company to meet certain criteria set forth by the Nasdaq NMS, thereby enabling the Company to relist its stock. In order to become relisted on the Nasdaq NMS, the Company must meet certain criteria. The rules of the Nasdaq NMS require that as a condition of listing of a Company's securities on the Nasdaq NMS, the Company satisfy at least one of several alternative maintenance requirements, which generally require that a company meet certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. The maintenance criteria most applicable to the Company consist of maintaining (i) a public float of at least 1.1 million shares, (ii) a market value of the public float of at least $8 million, (iii) a minimum bid price equal to or greater than $5.00 per share, (iv) at least 400 stockholders (round-lot holders), (v) net tangible assets of at least $6 million, (vi) at least three registered market makers and
(vii) compliance with certain corporate governance requirements. Although the Company currently does not satisfy criteria (iii) and (v) the Company believes that effecting a Reverse Stock Split will help its Common Stock meet the minimum bid price requirement. There can be no assurances, however, that the Company will be successful in meeting these criteria or that, even if these maintenance criteria are met, Nasdaq will list the Company's Common Stock on the Nasdaq NMS.

    If the Company is not successful in meeting the Nasdaq NMS criteria, a Reverse Stock Split may, in the alternative, enable the Company to relist its shares on Nasdaq SmallCap. The rules of Nasdaq SmallCap require that as a condition of listing of a Company's securities on the Nasdaq SmallCap, the Company must meet certain minimum criteria relating to its financial condition results of operations and trading market for its listed securities. The maintenance criteria consist of maintaining: (i) a public float of at least 1.0 million shares; (ii) a market value of the public float of at least $5 million;
(iii) a minimum bid price equal to or greater than $4.00 per share; (iv) at least 300 stockholders (round-lot holders); (v) net tangible assets of at least $4 million or market capitalization of $50 million or net income in the latest fiscal year or two of the last three fiscal years of $750,000; (vi) at least three registered market makers; (vii) an operating history of at least one year; and (viii) compliance with certain corporate governance requirements. Although the Company currently does not satisfy criteria (iii) and (v), the Company believes that effecting a Reverse Stock Split will help its Common Stock meet the minimum bid price requirement. There can be no assurances, however, that the Company will be successful in meeting these criteria or that, even if these maintenance criteria are met, Nasdaq will list the Company's Common Stock on the Nasdaq SmallCap.

    Stockholders should note that the effect of the Reverse Stock Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Stock Split will be 10 times the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. In fact, oftentimes, other companies who have effected reverse stock splits have experienced declines in the price of their common stock.. Furthermore, there can be no assurance that a Reverse Stock Split will achieve the desired results which have been outlined above, nor can there be any assurance that a Reverse Stock Split will not adversely impact the market price of the Common Stock, or, alternatively, that any increased price per share of the Common Stock immediately after a Reverse Stock Split will be sustained for any prolonged period of time.

    EFFECTS OF THE REVERSE STOCK SPLIT ON REGISTRATION AND VOTING RIGHTS


    The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company's Common Stock under the Exchange Act and the Company will continue to be subject to the listing and reporting requirements set forth therein. After the Reverse Stock Split, the Company's Common Stock will continue to be reported on the "pink sheets" maintained by the National Quotation Bureau, Inc. or OTCBB under the symbol "GATE". The Company has no current plans to go private, and the proposed Reverse Stock Split is not the first step in such a transaction or series of transactions.


    Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common

Stock immediately prior to the effective time of the Reverse Stock Split will continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Reverse Stock Split. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase significantly the ability of the Board to issue such authorized and unissued shares without further Stockholder action. The number of Stockholders of record will be reduced as a result of the Reverse Stock Split. Based on the 1,226 Stockholders of record at April 8, 1999, a one-for-ten reverse stock split would have the effect of reducing the number of Stockholders of record by approximately 284, to a total of approximately 942 Stockholders of record.



    EFFECTS OF THE REVERSE STOCK SPLIT ON STOCK OPTIONS, RIGHTS UNDER THE EMPLOYEES' STOCK PURCHASE PLAN AND PAR VALUE



    The Reverse Stock Split will effect a reduction in the number of shares of Common Stock available for issuance under the Company's 1993 Stock Option Plan, 1996 Stock Option Plan and 1995 Stock Option Directors' Plan for Non-Employee Directors and the number of shares issuable upon the exercise of rights purchased under the Employees' Stock Purchase Plan (collectively, the "Plans") in proportion to the exchange ratio of the Reverse Stock Split. The aggregate number of shares of Common Stock currently authorized for issuance under the Plans is 5,900,000 (prior to giving effect to the Reverse Stock Split). The par value of the Company's Common Stock will remain at $0.10 per share following the effective time of the Reverse Stock Split, while the number of shares of Common Stock issued and outstanding will be reduced. Consequently, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Stock Split. For instance, based on the 41,545,531 shares of Common Stock outstanding on April 8, 1999, and given the 65,000,000 shares of Common Stock currently authorized under the Certificate, there are 23,454,469 authorized but unissued shares of Common Stock available for future issuance prior to giving effect to the Reverse Stock Split. A one-for-ten reverse stock split would have the effect of increasing the number of authorized but unissued shares of Common Stock. Upon effectiveness of the Reverse Stock Split, the 41,545,531 shares of Common Stock outstanding would be reduced to 4,154,553 shares (without giving effect to the treatment of fractional shares). The number of authorized shares, however, would remain unchanged. Accordingly, rather than the 23,454,469 authorized but unissued shares that were available for issuance prior to the effectiveness of the Reverse Stock Split, there would be approximately 60,845,447 authorized but unissued shares available for issuance after the effectiveness of the Reverse Stock Split. The issuance of such additional authorized shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock.


    The Company also has outstanding certain stock options to purchase shares of the Company's Common Stock. Under the terms of the outstanding stock options, the Reverse Stock Split will effect a reduction in the number of shares of Company Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.


    CERTAIN ANTI-TAKEOVER EFFECTS



    The increase in the number of authorized but unissued shares of Common Stock resulting from the Reverse Stock Split may be construed as having an anti-takeover effect because the additional shares could be used by the Company to oppose a hostile takeover attempt, delay or prevent changes in control or management of the Company or delay or prevent any efforts to amend or repeal certain provisions of the Company's Certificate or By-Laws. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, Stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the Stockholders might otherwise receive a premium for their shares over then current market prices, even if such transactions were favored by a majority of the disinterested Stockholders.



    In addition, the Company's current Certificate and By-Laws already contain certain provisions which may delay, defer or make more difficult a takeover attempt of the Company. For example, the Company's Certificate provides that the Board will have the authority to issue up to 2,000,000 shares of Preferred Stock and to determine the rights, preferences and privileges of those shares without any further vote or action by the Stockholders. Preferred Stock could thus be issued quickly, with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult. The Company's Certificate and By-Laws also provide, among other things, for a classified board (the "Classified Board Provision"). The Classified Board Provision provides that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. The Classified Board Provision significantly extends the time required to effect a change in control of the Board because only a minority of directors are elected at each annual meeting of stockholders. As a result, the Classified Board Provision tends to perpetuate present management and may discourage hostile takeover bids for the Company, including some tender offers that the Stockholders would feel were in their best interests. The Classified Board Provision may be amended or repealed only by the affirmative vote of the holders of at least 75% of the outstanding shares of voting stock of the Company. Although, the Company does not currently contemplate implementing additional anti-takeover measures, the Company may do so in the future if the Board determines that such measures would be in the best interests of the Company and its Stockholders.



    EFFECTS OF THE REVERSE STOCK SPLIT ON PREFERRED STOCK


    The Company has outstanding 18,003 shares of Series B Stock, currently convertible into 82,498 shares of Common Stock, and 300,000 shares of Series C Stock, currently convertible into 2,000,000 shares of Common Stock. Under the Certificate, the Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon conversion of such shares of Series B Stock and Series C Stock in proportion to the exchange ratio of the Reverse Stock Split. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon conversion of the Series B Stock and Series C Stock will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

    EFFECTIVE DATE

    The Reverse Stock Split would become effective as of the close of business on the date of filing (the "Effective Date") of a Certificate of Amendment to the Certificate with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the Stockholders, converted into new shares of Common Stock in accordance with the 1:10 Reverse Stock Split ratio.

    PAYMENT FOR FRACTIONAL SHARES

    No fractional shares of New Common Stock will be issued as a result of any of the Reverse Stock Split. In lieu of any such fractional share interest, each holder of Old Common Stock who as a result of the Reverse Stock Split would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company's Common Stock on the Effective Date as reported on the OTCBB by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount will be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates," below.

    EXCHANGE OF STOCK CERTIFICATES

    Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from EquiServe, as the Company's exchange agent (the "Exchange Agent") for the Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Reverse Stock Split represented shares of Old Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Old Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of New Common Stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Stock Split represented any shares of Old Common Stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

    No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Reverse Stock Split represented any shares of Old Common Stock, except that if any certificates of New Common Stock are to be issued in a name other than that in which the certificates for shares of Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

    NO APPRAISAL RIGHTS

    Under Delaware law, Stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Stock Split.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

    A summary of the federal income tax consequences of the proposed Reverse Stock Split to the Company and to individual Stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. In addition, the Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

    It is intended that the Reverse Stock Split will constitute a reorganization (a "Reorganization") within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Reverse Stock Split qualifies as a Reorganization, the following federal income tax consequences should result:

    1. A Stockholder will not recognize any gain or loss as a result of the Reverse Stock Split except to the extent a Stockholder receives cash in lieu of a fractional share. To the extent a Stockholder receives cash in lieu of a fractional share, for tax purposes the Stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual Stockholder, such Stockholder will likely recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the Stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% to a non-corporate Stockholder if the Stockholder has held his shares for one year or less prior to the Effective Date or long-term capital gain taxable at a maximum federal income tax rate of 20% to a non-corporate Stockholder if the Stockholder has held his shares for more than one year prior to the Effective Date.

    2. The aggregate tax basis of the shares of New Common Stock received by the Stockholder pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of Old Common Stock held by the Stockholder immediately prior to the Effective Date of the Reverse Stock Split reduced by any basis allocated to a fractional share for which the Stockholder receives cash. The Stockholder will be able to "tack" the holding period of the Old Common Stock prior to the Reverse Stock Split to the holding period of the New Common Stock received by the Stockholder as a result of the Reverse Stock Split, provided that the shares of Old Common Stock were capital assets in the hands of the Stockholder.

    3. The Company will not recognize gain or loss as a result of the Reverse Stock Split.

    REQUIRED VOTE

    The affirmative vote of (i) the holders of shares representing at least a majority of the votes represented by the holders of Common Stock, voting as a separate class, (ii) the holders of shares representing at least a majority of the votes represented by the holders of Preferred Stock, voting as a separate class on an as-converted basis, and (iii) the holders of shares representing at least a majority of the votes represented by the holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis is necessary to approve the Reverse Stock Split and the amendment to the Certificate to effect the Reverse Stock Split. Abstentions and broker non-votes will have the same effect as negative votes.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                                   PROPOSAL 5

  APPROVAL OF AMENDMENT TO CERTIFICATE TO EFFECT AN INCREASE IN THE NUMBER OF
                                   AUTHORIZED
                  SHARES OF COMMON STOCK AND PREFERRED STOCK.

    On January 26, 1999, the Board of Directors considered and unanimously adopted, subject to Stockholder approval, an amendment to the Company's Certificate to increase the Company's authorized number of shares of Common Stock from 65,000,000 shares to 120,000,000 shares and the authorized number of shares of Preferred Stock from 2,000,000 to 10,000,000 shares (the "Authorized Share Increase"). The Board of Directors has reserved the discretion to abandon the amendment set forth in this Proposal 5, as permitted under Section 242(c) of the Delaware General Corporation Law in the event that the Reverse Stock Split set forth in Proposal 4 is approved by the Stockholders.

    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. The additional Preferred Stock to be authorized would have such rights as shall be designated from time to time by the Board of Directors and, if required, as approved by the Stockholders. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, Series B Stock or Series C Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation ("Certificate of Amendment") with the Secretary of State of the State of Delaware.

    The Certificate of Amendment would amend paragraph A of Article IV of the Certificate to read in its entirety as follows:

    "A. The Corporation is authorized to issue a total of 130,000,000 shares of all classes of stock, of which 120,000,000 shall be shares of Common Stock with a par value of $.10 per share and 10,000,000 shall be shares of Series Preferred Stock with a par value of $.10 per share."

    In addition to the 41,425,738 shares of Common Stock outstanding at December 31, 1998, the Board has reserved 82,498 shares of Common Stock for conversion of the 18,003 shares of Series B Preferred Stock outstanding and 2,000,000 shares of Common Stock for conversion of the 300,000 shares of Series C Preferred Stock outstanding. The Board has also reserved a total of 5,900,000 shares of Common Stock for issuance upon options and rights granted under the Company's stock option plans, 3,523,782 shares of Common Stock which may be issued upon exercise of a warrant held by Siemens Aktiengesellschaft ("Siemens") and approximately 302,474 shares of Common Stock which may be issued upon exercise of warrants currently held by James R. Fiebiger, Halifax Fund, Capital Ventures International, and Benjamin Huberman. Also, Siemens has the right to acquire 500,000 shares of Common Stock of the Company pursuant to the Siemens License Agreement. See "Certain Transactions." This right expires in November 2000.

    REASON FOR AUTHORIZED SHARE INCREASE

    As discussed under Proposal 4, the Company is currently generating losses and needs additional capital to continue funding operations. See "Proposal 4. Reasons For Reverse Stock Split." The Authorized Share Increase will allow the Company flexibility to issue additional Common Stock or securities convertible into Common Stock in accordance with the Certificate.

    In addition to issuing additional shares of Common Stock or Preferred Stock in connection with a Proposed Financing, Four Million (4,000,000) of the additional shares of Common Stock that would become available for issuance if the Authorized Share Increase were adopted by the Stockholders and if the Board decided to effect the Authorized Share Increase would, pending Stockholder approval of the 1999 Stock Option Plan pursuant to Proposal 2 and the 1999 Employee Stock Purchase Plan pursuant to

Proposal 3, be reserved for issuance pursuant to such option plans. See "Board Discretion to Implement Authorized Share Increase."

    The additional shares of Common Stock and Preferred Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock and Preferred Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    BOARD DISCRETION TO IMPLEMENT AUTHORIZED SHARE INCREASE

    If the Authorized Share Increase is approved by the Stockholders, the Authorized Share Increase will be effected, if at all, only if: (A) the amendment regarding the Reverse Stock Split set forth in Proposal 4 is not approved by the Stockholders; and (B) the Board determines that such Authorized Share Increase is in the best interests of the Company and its Stockholders. Therefore, notwithstanding approval of the Reverse Stock Split by the Stockholders, the Board may, in its sole discretion, abandon the proposed Authorized Share Increase and determine prior to effectiveness of any filing with the Delaware Secretary of State not to effect the Authorized Share Increase, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the Authorized Share Increase prior to the 2000 Annual Meeting of Stockholders, Stockholder approval again would be required prior to implementing any increase in the number of authorized shares of Common Stock or Preferred Stock.

    NO APPRAISAL RIGHTS

    Under Delaware law, Stockholders of the Company are not entitled to appraisal rights with respect to the proposed Authorized Share Increase.

    REQUIRED VOTE

    The affirmative vote of (i) the holders of shares representing at least a majority of the votes represented by the holders of Common Stock, voting as a separate class, (ii) the holders of shares representing at least a majority of the votes represented by the holders of Preferred Stock, voting as a separate class on an as-converted basis, and (iii) the holders of shares representing at least a majority of the votes represented by the holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, is necessary to approve the Authorized Share Increase and the amendment to the Company's Certificate to effect the Authorized Share Increase. Abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                                   PROPOSAL 6
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since its inception in 1992. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 6.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 8, 1999 by: (i) each director and nominee for director; (ii) certain executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock and each series of Preferred Stock.

                                                                                       BENEFICIAL OWNERSHIP (1)
                                                                               ----------------------------------------
                                                                                                      PERCENTAGE OF
                                                                                                    TOTAL OUTSTANDING
BENEFICIAL OWNERS                                                              NUMBER OF SHARES       COMMON STOCK
-----------------------------------------------------------------------------  -----------------  ---------------------
Idanta Partners Ltd. (2).....................................................       3,659,347                 8.8%
Siemens Aktiengesellschaft (3)...............................................       4,023,782                 8.8%
Actel Corporation (4)........................................................       2,000,000                 4.6%
Timothy Saxe (5).............................................................         200,898                   *
Horst G. Sandfort (6)........................................................          15,000                   *
Michael J. Kucha.............................................................               0                   *
Peter G. Feist (7)...........................................................         125,000                   *
James R. Fiebiger (8)........................................................         702,643                 1.7%
All directors and executive officers as a group (5 persons) (9)..............       1,043,541                 2.5%

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,545,531 shares of Common Stock outstanding on APRIL 8, 1999, adjusted as required by rules promulgated by the SEC.

(2) The address of Idanta Partners Ltd. ("Idanta") is 4660 La Jolla Village Drive, Suite 850, San Diego, CA 92122. Includes 64,714 shares of Common Stock issuable upon the conversion of 14,122 shares of Series B Preferred Stock. Idanta holds 78.6% of the outstanding Series B Preferred Stock.

(3) The address of Siemens Aktiengesellschaft ("Siemens") is Hofmannstr. 51, 81359 Munich, Germany. Consists of (i) 3,523,782 shares of Common Stock which Siemens has the right to acquire within 60 days of the date of this table upon the exercise of outstanding warrants, and (ii) 500,000 shares of Common Stock which Siemens has the right to acquire within 60 days of the date of this table pursuant to the Siemens License Agreement.

(4) The address of Actel Corporation ("Actel") is 955 East Argues Avenue, Sunnyvale, California 94086. Consists of 2,000,000 shares of Common Stock issuable upon conversion of 300,000 shares of Series C Preferred Stock. Actel holds 100% of the outstanding Series C Preferred Stock.

(5) Consists of shares which Mr. Saxe has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(6) Consists of shares which Mr. Sandfort has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(7) Includes 64,433 shares which Mr. Feist has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options.

(8) Includes 5,921 shares purchased in 1999, 1,722 shares purchased in 1998, 400,000 shares which Mr. Fiebiger has the right to acquire within 60 days after the date of this table upon the exercise of outstanding stock options, and 50,000 shares issuable upon the exercise of outstanding warrants which are immediately exercisable. Mr. Fiebiger resigned as Director and Chief Executive Officer of the Company on February 8, 1999.

(9) Includes shares described in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of 1 transaction, was filed late by Mr. Feist.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a quarterly retainer of $2,500 and a per meeting fee of $1,000 for each Board and committee meeting attended. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In the fiscal year ended December 31, 1998, the total compensation paid to non-employee directors was $57,758.

    Each non-employee director of the Company also receives stock option grants under the 1995 Stock Option Directors' Plan for Non-Employee Directors (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Under the Director's Plan, each non-employee director elected to the Board of Directors is automatically granted, upon his or her initial election as a director, and without further action by the Company, the Board or the stockholders of the Company, an option to purchase 15,000 shares of Common Stock (an "Initial Grant"). Each non-employee director is also granted an option to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of Stockholders (an "Annual Grant"). In no event shall any non-employee director receive an option to purchase in the aggregate more than 100,000 shares pursuant to the Directors' Plan. On May 13, 1998, the date of the 1997 Annual Meeting of Stockholders, Messrs. Sandfort, Dunn and Huberman were each granted an option to purchase 7,500 shares of Common Stock at an exercise price of $1.50 per share, the fair market value of the Common Stock on such date. On July 23, 1998, the date of his appointment as a director by the Board, Mr. Kucha was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $0.83 per share, the fair market value of the Common Stock on such date. All options granted under the Director's Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). Under the Directors' Plan, options from an Initial Grant vest in full two years after the date of grant. Options from an Annual Grant vest one year after the date of grant. The total number of shares of Common Stock that may be issued under the Director's Plan is 200,000 shares. As of April 8, 1999, 75,000 shares had been granted under the Directors' Plan. As of April 8, 1999, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended 1997 and 1998 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other two most highly compensated executive officers at December 31, 1998 and two former executive officers who departed from the Company during fiscal year 1998 (collectively, the "Named Executive Officers"). During fiscal year 1996, none of the Named Executive Officers were executive officers of the Company. Accordingly, no amounts are shown for 1996.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION(1)                LONG-TERM COMPENSATION(2)
                                ------------------------------------------------   -------------------------
                                                                       OTHER       SECURITIES
                                                                       ANNUAL      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                       SALARY         BONUS       COMPENSATION    OPTIONS/    COMPENSATION
  POSITION                      YEAR      ($)            ($)            ($)         SARS(#)         ($)
------------------------------  ----  ------------   ------------   ------------   ----------   ------------
Dr. James R. Fiebiger.........  1998    $  180,000     $   94,000(4)   $56,120(5)        --       $10,500(6)
  Chief Executive Officer(3)    1997    $   98,890(7)   $   94,000(8)   $32,251(9)  900,000(10)   $ 4,945(11)

Dr. Timothy Saxe..............  1998    $  175,003     $      750          --       326,181       $10,250(12)
  President and Chief           1997    $  150,015     $    1,500          --       265,750(13)   $ 9,000(14)
  Operating Officer

Peter G. Feist................  1998    $  167,303     $   16,247(15)        --     184,375       $ 7,360(16)
  Senior Vice President,        1997    $  140,010     $   30,247(17)   $43,044(18)  190,000(19)   $ 8,501(20)
  Marketing

FORMER OFFICERS

Stephen A. Flory (21).........  1998    $  105,965             --          --            --       $83,398(22)
  Vice President, Chief         1997    $  150,014     $   20,000          --       211,000(23)   $ 9,001(24)
  Financial Officer and
  Treasurer

Charles S. Parr (25)..........  1998    $  160,387(26)   $   15,855(27)        --        --       $14,193(28)
  Senior Vice President,        1997    $  212,930(29)   $   15,855(30)        --   185,000(31)   $ 8,501(32)
  Worldwide Sales

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1997 and 1998.

(3) Dr. Fiebiger resigned as Chief Executive Officer on February 8, 1999. On that date the Board approved Dr. Timothy Saxe to serve as Chief Executive Officer. Mr. Fiebiger continues to serve as Vice Chairman and Managing Director of Technology and Licensing.

(4) The bonus of $94,000 was earned in fiscal 1997 and paid in fiscal 1998. Dr. Fiebiger did not receive a bonus in fiscal 1998.

(5) Represents $22,588 in cost of living adjustments for California housing and $33,532 in tax gross up reimbursement payments for 1998.

(6) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(7) Represents compensation since June 1997, the date Mr. Fiebiger became an employee of the Company.

(8) The bonus of $94,000 was earned in fiscal 1997 and paid in fiscal 1998.

(9) Represents $10,424 in cost of living adjustments for California housing, $14,077 in tax gross up reimbursement payments for 1997, and $7,750 in consulting fees from January 1997 through June 1997 paid while a director of the Company.

(10) Includes options to purchase an aggregate of 300,000 shares granted on July 28, 1997 replacing an option to purchase 300,000 shares granted on June 12, 1997. Options to purchase 300,000 shares were cancelled in connection with the repricing in fiscal 1997.

(11) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan for the Named Executive.

(12) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(13) Includes options to purchase an aggregate of 129,400 shares granted on July 28, 1997 replacing options to purchase an aggregate of 50,000 shares granted on August 16, 1993, an option to purchase 14,400 shares granted on October 29, 1996, an option to purchase 40,000 shares granted on October 29, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 129,400 shares were cancelled in connection with the repricing in fiscal 1997.

(14) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(15) The bonus of $16,247 was earned in fiscal 1997 and was paid in fiscal 1998.

(16) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(17) Includes bonus of $16,247 which was earned in fiscal 1997 and paid in fiscal 1998.

(18) Represents $43,044 in cost of living adjustments for California housing for 1997 for the Named Executive Officer.

(19) Includes options to purchase an aggregate of 85,000 shares granted on July 28, 1997 replacing options to purchase an aggregate of 60,000 shares granted on October 2, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 85,000 shares were cancelled in connection with the repricing in fiscal 1997.

(20) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(21) Mr. Flory's employment with the Company terminated in August 1998.

(22) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan, $1,500 contributed by the Company to a 401(k) plan and, $59,156 for payments in respect of severance arrangements.

(23) Includes options to purchase an aggregate of 110,000 shares granted on July 28, 1997 replacing an option to purchase 10,000 shares granted on October 29, 1996, an option to purchase 46,000 shares granted on January 29, 1997, an option to purchase 10,000 shares granted on April 3, 1997, an option to purchase 10,000 shares granted on July 10, 1997, an option to purchase 15,000 shares granted on

    October 29, 1996, an option to purchase 5,000 shares granted on February 27, 1995, an option to purchase 8,500 shares granted on February 4, 1994, an option to purchase 1,500 shares granted on August 16, 1993, an option to purchase 2,000 shares granted on July 30, 1990 and an option to purchase 2,000 shares granted on June 1, 1990. Options to purchase 110,000 shares were cancelled in connection with the repricing in fiscal 1997.

(24) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

(25) Mr. Parr's employment as Senior Vice President, Worldwide Sales terminated in September 1998. From September 1998 through January 31, 1999 Mr. Parr was employed by the Company on a part-time basis.

(26) Includes $113,036 of base salary and $47,351 of sales commissions.

(27) Mr. Parr's bonus of $15,855 was earned in fiscal 1997 and paid in fiscal 1998.

(28) Represents the value of the Company's contribution during 1998 to a cafeteria benefit plan, $1,500 contributed by the Company to a 401(k) plan and $7,041 for payments in respect of hourly part-time work arrangements.

(29) Includes $140,010 base salary and $72,920 of sales commissions.

(30) Mr. Parr's bonus of $15,855 was earned in fiscal 1997 and paid in fiscal 1998.

(31) Includes options to purchase an aggregate of 100,000 shares granted on July 28, 1997 replacing an option to purchase 75,000 shares granted on August 19, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 100,000 shares were cancelled in connection with the repricing in fiscal 1997.

(32) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive Officer.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan") and its 1996 Stock Option Plan (the "1996 Plan," and collectively "the Plans"). As of April 8, 1999, options to purchase 3,144,515 shares were outstanding under the Plans and options to purchase 532,175 shares remained available for grant.

    The following tables show for the fiscal year ended December 31, 1998 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                        OPTION/SAR GRANTS IN FISCAL 1998

                                         INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
                                  -------------------------------                                 VALUE AT ASSUMED
                                    NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                                    SECURITIES     OPTIONS/SARS                                PRICE APPRECIATION FOR
                                    UNDERLYING      GRANTED TO      EXERCISE OR                    OPTION TERM(2)
                                   OPTIONS/SARS    EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
NAME                              GRANTED (#)(1)    FISCAL YEAR       ($/SH)         DATE        5% ($)     10% ($)
--------------------------------  --------------  ---------------  -------------  -----------  ----------  ----------
Dr. Fiebiger....................            --              --              --            --           --          --
Dr. Saxe........................       326,181            21.4%      $    0.53      12/15/08   $  108,912  $  274,873
Mr. Feist.......................       184,375            12.1%      $    0.53      12/15/08   $   61,563  $  155,373
Mr. Flory.......................            --              --              --            --           --          --
Mr. Parr........................            --              --              --            --           --          --

------------------------

(1) Options are non-qualified stock options. Options vest 25% on the first anniversary of the date of grant and thereafter at 1/48(th) per month. All options expire ten years from the date of grant. All options are subject to accelerated vesting upon the achievement of certain management business objectives. The options generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each is equal to the fair market value per share of the Common Stock on the date of grant. The Board of Directors may reprice options under the terms of the Company's option plans. In the event of a "change in control," 50% of any unvested portion of the option shall immediately vest upon the closing of such change in control transaction. The remaining 50% of any unvested portion of the Option shall vest per its original schedule but in no event shall such vesting period be longer than two years from the closing date of the change in control. If an employee is terminated for any reason other than for cause, within six months of a change in control event, then such option shall vest in its entirety upon such termination.

(2) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUES

                                                                             NUMBER OF
                                                                            SECURITIES            VALUE OF
                                                                            UNDERLYING           UNEXERCISED
                                                                            UNEXERCISED         IN-THE-MONEY
                                                                          OPTIONS/SARS AT      OPTIONS/SARS AT
                                                              VALUE         FY-END (#)         FY-END ($) (1)
                                          SHARES ACQUIRED   REALIZED       EXERCISABLE/         EXERCISABLE/
NAME                                      ON EXERCISE (#)      ($)         UNEXERCISABLE        UNEXERCISABLE
----------------------------------------  ---------------  -----------  -------------------  -------------------
Dr. Fiebiger............................       200,000      $ 138,000   399,154 / 846        $99,789 / $212
Dr. Saxe................................            --             --   185,075 / 381,856    $46,269 / $95,464
Mr. Fiest...............................        60,567      $  52,638   54,433 / 234,375     $13,608 / $58,594
Mr. Flory...............................            --             --   117,766 / 0          $29,442 / $0
Mr. Parr................................        32,467      ($  2,922)  90,033 / 0           $22,508 / $0

------------------------

(1) Based on a value of $0.72 per share, the fair market value of the Common Stock on December 31, 1998, less the option exercise price.

                             EMPLOYMENT AGREEMENTS

    The Company has entered into a severance agreement with Mr. Fiebiger which provides for the continued payment of his monthly base salary for a period of up to twelve months, or until he gains employment, whichever occurs first, in the event his employment with the Company is terminated by the Company without cause. Mr. Fiebiger is currently serving as Vice Chairman and Managing Director of Technology and Licensing.

    The Company has entered into an Employment, Confidential Information and Invention Assignment Agreement, with each of Messrs. Fiebiger, Feist, Saxe, Parr and Flory. These agreements provide that each such Named Executive shall be an at-will employee of the Company, and his employment may be terminated by the Company at any time. The agreements contain a covenant by each of such executives not to compete with the business of the Company during the term of such executive's employment with the Company, and also contain customary confidentiality and invention assignment provisions.

    In connection with the termination of Mr. Flory's employment with the Company, on August 18, 1998 the Company entered into a Severance Agreement and General Release of All Claims with Mr. Flory, pursuant to which the Company agreed to pay Mr. Flory the sum of $152,000, his annual salary, in twenty-four equal installments payable over one year, commencing on August 19, 1998. Should he become employed with another company, the severance payments will terminate. The Company also agreed to continue to provide Mr. Flory with health, dental, life, AD&D, LTD and supplemental life insurance benefits through August 18, 1999.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently comprised of Messrs. Kucha and Sandfort, two of the Company's non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers, including the Chief Executive Officer (the "CEO"). In making decisions regarding executive compensation, other than for the CEO, the Committee receives and considers input from the CEO. The CEO is not present during the discussion of his compensation. In administering the executive compensation program, including the salary to be paid to the CEO, the Committee considers several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

    BASE SALARY

    The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from the CEO. In establishing base salaries for executive officers, including the CEO, the Committee considers numerous factors such as: salaries paid to executive officers in comparable positions at similar companies, the executive's responsibilities, prior experience and breadth of knowledge, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels

------------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

within the Company. Increases in base salary are generally based upon the Committee's subjective review of enhanced individual performance and/or increases in an executive's responsibilities.

    ANNUAL BONUS

    The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable companies, and, for executive officers other than the CEO, based upon recommendations from the CEO. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company's financial goals are established by the Board of Directors in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive, other than the CEO, by the CEO. An executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

    LONG TERM INCENTIVE STOCK AWARDS

    The Company's Plans authorize the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Options vest 25% on the first anniversary of the date of grant and thereafter at 2.08% per month. Moreover, options are subject to accelerated vesting upon achievement of certain management business objectives and terminate three months after the termination of the executive's employment with the Company. Accordingly, such stock options serve as a means of retaining executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's Plans, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. In determining where the CEO's total compensation is set in light of the considerations described above, the Committee subjectively evaluates such factors as the CEO's performance and the achievement of the Company's financial benchmarks. In determining the CEO's salary the Committee considers the salaries paid to CEO's of similar companies. For fiscal 1998 the base salary of the CEO was set at $180,000. In setting this amount, the Committee took into account Dr. Fiebiger's experience and his value to the Company. In awarding stock options to the CEO, the Committee considers, in addition to the factors enumerated above, the CEO's stock and option holdings and the number of options still subject to vesting. The CEO was not awarded any options in fiscal 1998 because the Company's financial performance did not meet expectations. The CEO's annual bonus is dependent upon the criteria enumerated above for other executive officers. The CEO did not earn a bonus in fiscal 1998 because the Company's financial performance did not meet expectations.

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael J. Kucha

Horst G. Sandfort

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to Mr. Jonathan S. Huberman's resignation from the Board, effective March 9, 1999, the Company's compensation committee consisted of Jonathan S. Huberman and Horst G. Sandfort, two of the Company's then, non-employee directors. From September 1995 to June 1997, Mr. Sandfort was an employee and an executive officer of the Company, serving as President of the Company's GateField division. Mr. Huberman is a general partner of Idanta Partners, Ltd. ("Idanta"), a principal stockholder of the Company. Mr. Huberman was elected to the Company's Board of Directors in 1997 in accordance with the terms of a Stock Purchase Agreement (the "Idanta Agreement"), dated November 10, 1997, among the Company, Idanta, the Dunn Family Trust and the Perscilla Family Trust (the "Idanta Entities"). Pursuant to the Idanta Agreement, the Company agreed to cause Messrs. Jonathan Huberman and David Dunn to be nominated for election to the Board at the Company's 1997 Annual Meeting and for re-election to the Company's Board on each proxy statement filed for each subsequent meeting of stockholders as their respective terms expire, until the earlier of (i) the date the Company first reports Annual Net Income (as defined in the Idanta Agreement) of at least $15 million and (ii) the date that the Idanta Entities own less than one half of the total number of shares of Preferred Stock and Common Stock purchased pursuant to the Idanta Agreement. Messrs. Huberman and Dunn resigned from the Board, effective March 9, 1999. Currently, the Compensation Committee consists of Michael J. Kucha and Horst G. Sandfort. Mr. Kucha is an employee of Idanta.

    On October 19, 1998, the Company was notified by the Idanta Entities of their request that the Company redeem, in cash, an aggregate of 981,997 shares of the Company's Series B Preferred Stock (the "Shares") at a redemption price of equal to $4.5825 per share plus accrued dividends thereon. The Idanta Entities became entitled, pursuant to the Idanta Agreement, to request redemption of their shares upon the delisting of the Company's Common Stock from the Nasdaq SmallCap Market. On December 16, 1998, the Company redeemed the Shares for an aggregate price of $4,648,000. Eighteen Thousand and Three (18,003) shares of Series B Preferred Stock remain outstanding.

    No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(2)

    The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1993 for (i) the Company's Common Stock, (ii) the Hambrecht and Quist Technology Index (the "H&Q") and (iii) the Nasdaq Composite Index (the "NASDAQ"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            GATEFIELD     NASDAQ          H & Q

            Corporation              Technology Index
12/31/93        $100.00    $100.00            $100.00
12/31/94         $51.17     $97.75            $120.12
12/31/95        $307.03    $138.26            $179.61
12/31/96         $63.97    $170.01            $223.23
12/31/97         $51.17    $208.58            $261.72
12/31/98         $26.80    $293.21            $407.08

------------------------

(2) This Section is not "soliciting material," is not defined "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    On August 14, 1998, the Company and Actel Corporation ("Actel") entered into a series of related transactions (collectively, the "Transaction"). As part of the Transaction, the Company sold certain of the assets relating to its Design Service Business unit, which is engaged in the business of providing prototyping design services and verification services for electronic systems, integrated circuits and other electronic components, located in Mt. Arlington, New Jersey (the "Design Services Business") to Actel. The purchase price for such assets was (i) $5.4 million plus (ii) contingent payments to be paid over a three-year period on a quarterly basis based on the Design Services Business achieving certain profitability levels which payments shall not exceed $1.0 million in the aggregate. Also, as part of the Transaction, Actel purchased, and the Company issued to Actel, 300,000 shares of the Company's Series C Preferred Stock for an aggregate purchase price of $3,000,000 (the "Shares"). The Shares are initially convertible into 2,000,000 shares of the Company's Common Stock and are entitled to certain liquidation and redemption rights. Actel is entitled to certain registration rights and shall have a right of first refusal to purchase its pro rata share of certain new securities the company may issue. Also as part of the Transaction, the Company and Actel entered into a Product Marketing Agreement (the "Marketing Agreement"). Under the terms of the Marketing Agreement, Actel received exclusive, worldwide distribution rights to the Company's standard ProASIC FPGA products below .35 micron, including FPGA products that are integrated with SRAM or Flash memory and all resulting next generation reduced process geometry ProASIC FPGA products. For these rights, Actel agreed to pay the Company an initial fee of $1.0 million and a $1.0 million fee upon qualification of the initial .25 micron product. Finally, the Company and Actel entered into a license agreement pursuant to which the Company granted to Actel a fully paid, non-exclusive, non-transferable license to sell and upon certain release events, make, have made, import and use the Company's standard ProASIC FPGA products below .35 micron and all resulting next generation reduced process geometry ProASIC FPGA products. Actel agreed to pay the Company a $1.0 million fee for such license.

    On November 10, 1997, the Company, Idanta and the Idanta Entities entered into a two phase private placement transaction, pursuant to the Idanta Agreement. In phase one of the transaction, Idanta agreed to purchase 1,000,000 shares of the Company's Series B Preferred Stock for an aggregate purchase price of $4,582,500. Each share of Series B Preferred Stock is convertible into 4.5825 shares of the Company's Common Stock. In addition, Idanta was required, under the Idanta Agreement, to purchase 4,582,500 shares of the Company's Common Stock for an aggregate purchase price of $4,582,500, pending Stockholder approval of certain management proposals contained in the proxy statement filed in connection with the Company's 1997 Annual Meeting. Upon the occurrence of certain events, the Series B Preferred Stock was also subject to redemption at the election of at least 51% of the then outstanding shares of Series B Preferred Stock. On December 15, 1997, the Stockholders approved all the management proposals. Accordingly, on January 14, 1998, in phase two of the transaction, the Company sold, and the Idanta Entities purchased, an aggregate of 4,582,500 shares of the Company's Common Stock for an aggregate purchase price of $4,582,500. In addition, pursuant to the Idanta Agreement, the Company agreed to cause Messrs. Jonathan Huberman and David Dunn to be nominated for election to the Board at the 1997 Annual meeting and for re-election to the Board on each proxy statement filed for each subsequent meeting of Stockholders as their respective terms expire, until the earlier of (i) the date the Company first reports Annual Net Income (as defined in the Idanta Agreement) of at least $15 million and (ii) the date that the Idanta Entities (and their affiliates) owns less than one-half of the total number of shares of preferred stock and common stock purchased pursuant to the Idanta Agreement. On October 19, 1998, the Company was notified by the Idanta Entities of their request that the Company redeem, in cash, an aggregate of 981,997 shares of the Company's Series B Preferred Stock (the "Shares") at a redemption price of equal to $4.5825 per share plus accrued dividends thereon. The Idanta Entities became entitled, pursuant to the Idanta Agreement, to request redemption of their shares upon the delisting of the Company's Common Stock from the Nasdaq SmallCap Market. On December 16, 1998, the Company redeemed the Shares for an aggregate price of $4,648,000. 18,003 shares of Series B Preferred Stock remain outstanding.

    On September 6, 1995, Mr. Sandfort, a director of the Company, was granted, while an employee of the Company, a stock option to purchase 400,000 shares of Common Stock at an exercise price of $6.81 per share, the fair market value of the Common Stock on the date of such grant. On October 29, 1996, the Board of Directors approved the exchange of the stock option held by Mr. Sandfort for an option to purchase 400,000 shares of Common Stock at an exercise price of $1.63 per share, the fair market value of the Common Stock on such date. On July 28, 1997, the Board of Directors approved the exchange of the stock options held by Mr. Sandfort for a warrant to purchase 57,595 shares of Common Stock (the vested portion of his stock option) at an exercise price of $.47 per share, the fair market value of the Common Stock on such date. On February 3, 1998, Mr. Sandfort exercised the foregoing warrant by "cashless exercise" and purchased 38,770 shares of Common Stock.

    In June 1998, the Company and Siemens entered into a foundry agreement pursuant to which Siemens manufactures and tests the Company's ProAsic products. Unless extended by the parties, the term of the agreement expires in 2001. In connection with the agreement, the Company issued to Siemens a warrant to purchase up to 3,523,782 shares of Common Stock. Siemens also has the right to acquire 500,000 shares of Common Stock pursuant to the License Agreement.

    The Company has entered into indemnity agreements with directors and certain executive officers which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, witness fees and settlements such officer or director may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ MICHAEL J. KUCHA


                                          Michael J. Kucha
                                          SECRETARY


April 30, 1999


    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, GATEFIELD CORPORATION, 47100 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538.

                             GATEFIELD CORPORATION
                             1999 STOCK OPTION PLAN

                              ADOPTED JANUARY 26, 1999
                   APPROVED BY STOCKHOLDERS            , 1999
                       TERMINATION DATE: JANUARY 25, 2009

    1.  PURPOSES.

        (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options,
    (ii) Nonstatutory Stock Options, and (iii) stock appreciation rights.

        (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

    2.  DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c).

        (e) "COMMON STOCK" means the common stock of the Company.

        (f) "COMPANY" means Gatefield Corporation, a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

        (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i) "COVERED EMPLOYEE" means the chief executive officer and the four
    (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j) "DIRECTOR" means a member of the Board of Directors of the Company.

        (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market or on an established over the counter market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

        (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who either
    (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v) "OUTSIDE DIRECTOR" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the
    Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x) "PLAN" means this Gatefield Corporation 1999 Stock Option Plan.

        (y) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (aa) "STOCK AWARD" means any right granted under the Plan, including an Option or a stock appreciation right.

        (bb) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

    3.  ADMINISTRATION.

        (a) ADMINISTRATION BY BOARD. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

            (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

           (iii) To amend the Plan or a Stock Award as provided in Section 12.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)  DELEGATION TO COMMITTEE.

           (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

           (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

    4. SHARES SUBJECT TO THE PLAN.

        (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million (3,000,000) shares of Common Stock.

        (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

        (c) SOURCE OF SHARES. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    5.  ELIGIBILITY.

        (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) TEN PERCENT STOCKHOLDERS. No Ten Percent Stockholder shall be eligib4le for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and/or stock appreciation rights covering more than one million (1,000,000) shares of the Common Stock during any calendar year.

    6. OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) as determined at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of
    (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of
    (i) the expiration of the term of the Option set forth in subsection 6(a) or
    (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j) DISABILITY OF OPTIONHOLDER. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve
    (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
    (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of
    (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the vesting of such shares under the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

        (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

    Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

    7. STOCK APPRECIATION RIGHT PROVISIONS.

        (a) AUTHORIZED RIGHTS. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

               (1) TANDEM RIGHTS. A "Tandem Right" means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercise of the Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

               (2) CONCURRENT RIGHTS. A "Concurrent Right" means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent

           Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased pursuant to the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

               (3) INDEPENDENT RIGHTS. An "Independent Right" means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

           (ii) RELATIONSHIP TO OPTIONS. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The "Section 162(m) Limitation" provided in subsection 5(c) and any authority to reprice Options shall apply as well to the grant of stock appreciation rights.

           (iii) EXERCISE. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the "Section 162(m) Limitation," no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

    8.  COVENANTS OF THE COMPANY.

        (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

    9.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

    10.  MISCELLANEOUS.

        (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if
    (iii) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

    11.  ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

        (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or does not substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

        (d) CHANGE IN CONTROL--SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then any such acquiring person, entity or group may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(d)) for those outstanding under the Plan. In the event any such acquiring person, entity or group does not assume such Stock Awards or does not substitute similar stock awards for those outstanding under the Plan, then such Stock Awards shall continue in full force and effect.

    12.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

    13.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) NO IMPAIRMENT OF RIGHTS. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

    14.  EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                             GATEFIELD CORPORATION
                             1999 STOCK OPTION PLAN

                               STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

    Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Gatefield Corporation (the "Company") has granted you an option under its 1999 Stock Option Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

    The details of your option are as follows:

    1.  VESTING.

        (a) Subject to the limitations contained herein, the shares covered by your option will vest (and become exercisable) as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        (b) Notwithstanding any other provision of this Stock Option Agreement or of the Plan to the contrary, in the event of the occurrence of a transaction described in subsections 11(c) or 11(d) of the Plan (hereafter, a "Change in Control") and if this option remains in effect following such Change in Control or if this option is assumed or a similar option substituted for this option in connection with a Change in Control, then the vesting and exercisability of the shares covered by this option (or by any substituted option) shall accelerate so that fifty percent (50%) of any unvested shares covered by this option shall immediately vest and become exercisable upon the effective date of the Change in Control. The remaining fifty percent (50%) of the unvested shares covered by this option (or by any substituted option) shall vest and become exercisable in accordance with the original schedule for vesting and exercisability (as provided in the Grant Notice), but in no event shall such remaining period of vesting be longer than two (2) years from the effective date of the Change in Control. Moreover, if your Continuous Service is terminated without Cause (as defined below) or you voluntarily terminate your Continuous Service due to a Constructive Termination (as defined below) within one (1) month prior to the effective date of the Change in Control or within six (6) months following the effective date of the Change in Control, then all remaining unvested shares covered by this option (or by any substituted option) shall vest and become exercisable as of the date of such termination.

    For purposes of this subparagraph 1(b) only, Cause means (i) conviction of, a guilty plea with respect to, or a plea of NOLO CONTENDERE to a charge that you have committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or an Affiliate; (ii) material breach of any agreement entered into between you and the Company or an Affiliate that impairs the Company's or the Affiliate's interest therein; (iii) willful misconduct, significant failure by you to perform your duties, or gross neglect by you of your duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or any Affiliate.

    For purposes of this subparagraph 1(b) only, Constructive Termination means the occurrence of any of the following events or conditions: (i) (A) a change in your status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from your status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (B) the assignment to you of any duties or responsibilities which are inconsistent with your status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of the your Continuous Service for Cause, as a result of the your Disability or death or by you other than as a result of Constructive Termination; (ii) a reduction in your annual base compensation or any failure to pay you any compensation or benefits to which you are entitled within five (5) days of the date due; (iii) the Company's requiring you to relocate to any place outside a twenty (20) mile radius of your current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to
(A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which you were participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to you, or
(B) provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which you were participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and you, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by you of such breach; or (vi) the failure of the Company to obtain an agreement from any successors and assigns to assume and agree to perform the obligations created under the Plan.

        (c) Notwithstanding, subparagraph 1(b) above, in the event the potential acceleration of vesting and exercisability of the shares covered by this option would cause a contemplated Change in Control transaction that would otherwise be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent public accountants (the "Accountants") prior to the Change in Control, such acceleration shall not occur.

        (d) Notwithstanding any other provision of this paragraph (1) to the contrary, in the event that the acceleration of the vesting and exercisability of the shares covered by this option as provided for in this Stock Option Agreement and benefits otherwise payable to you (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this subparagraph 1(d) would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then your benefits hereunder shall be delivered to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax; PROVIDED, HOWEVER, that the benefits hereunder shall be reduced only to the extent necessary only after all cash and all restricted stock otherwise payable to you and which constitute "parachute payments" have been returned. Unless the Company and you otherwise agree in writing, any determination required under this subparagraph 1(d) shall be made in writing in good faith by the Accountants. For purposes of making the calculations required by this subparagraph 1(d), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subparagraph 1(d). The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subparagraph 1(d).

    2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

    3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

        (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

        (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

        (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

        (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

    4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

        (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under the rules and regulations promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        (b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) and that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

        (c) Pursuant to the following deferred payment alternative:

            (i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company's election, upon termination of your Continuous Service.

            (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

           (iii) At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

            (iv) In order to elect the deferred payment alternative if allowed, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

    5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

    6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

    7. TERM. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

        (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3)- month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

        (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

        (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

        (d) the Expiration Date indicated in your Grant Notice; or

        (e) the tenth (10th) anniversary of the Date of Grant.

    If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

    8.  EXERCISE.

        (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

        (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
    (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

    9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

    10. RIGHT OF REPURCHASE. To the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

    11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

    12.  WITHHOLDING OBLIGATIONS.

        (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under the rules and regulations promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

        (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

        (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

    13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

    14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                             GATEFIELD CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                              ADOPTED JANUARY 26, 1999
               APPROVED BY THE STOCKHOLDERS ON            , 1999
                          EFFECTIVE DATE: JUNE 1, 1999

    1.  PURPOSE.

        (a) The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Gatefield Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

    2.  ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

           (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv) To amend the Plan as provided in paragraph 13.

            (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    3.  SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    4.  GRANT OF RIGHTS; OFFERING.

        (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

        (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

    5.  ELIGIBILITY.

        (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five
    (5) months per calendar year.

        (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

            (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

            (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

           (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

        (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

        (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

    6.  RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

        (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

            (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

    7.  PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

        (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

        (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

    8.  EXERCISE.

        (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

        (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

    9.  COVENANTS OF THE COMPANY.

        (a) During the terms of the rights granted under the Plan, the Company shall at all times keep available the number of shares of stock required to satisfy such rights.

        (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

    10.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

    11.  RIGHTS AS A STOCKHOLDER.

    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

    12.  ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a dissolution or liquidation of the Company;
    (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

    13.  AMENDMENT OF THE PLAN.

        (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

        (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

    14.  DESIGNATION OF BENEFICIARY.

        (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

    16.  EFFECTIVE DATE OF PLAN.

    The Plan shall become effective on June 1, 1999 (the "Effective Date"), provided that the Plan has been approved by the stockholders of the Company prior to the Effective Date.

                          GATEFIELD CORPORATION
                          47100 BAYSIDE PARKWAY
                        FREMONT, CALIFORNIA 94538

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD ON
                               JUNE 7, 1999


     The undersigned hereby appoints Michael J. Kucha and James R. Fiebiger and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the capital stock of GATEFIELD CORPORATION, a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, on June 7, 1999 at 1:00 p.m. local time, and at any and all postponements, continuations or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat, as set forth below and in their discretion upon any other business that may properly come before the meeting.

     Attendance of those signing on the reverse side at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall affirmatively indicate thereat the intention of those signing on the reverse side to vote said shares in person. If those signing on the reverse side hold(s) any of the shares of capital stock of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by those signing on the reverse side in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

PROPOSAL 1:  To elect one Class II director of the Company pursuant to
             Delaware law and the classified Board provisions of the Company's Restated Certificate of Incorporation to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected; and to elect three directors of the Company pursuant to California law, whether by cumulative voting or otherwise, to serve until the next Annual Meeting of Stockholders and until their successors are elected.

                      SLATE 1                       SLATE 2

             NOMINEE FOR A THREE-YEAR       NOMINEES FOR A ONE-YEAR
             TERM EXPIRING AT THE 2002        TERM EXPIRING AT THE
                  ANNUAL MEETING              2002 ANNUAL MEETING
             -------------------------      -----------------------
                Michael J. Kucha                Michael J. Kucha
                                                Horst G. Sandfort


                                         1.

                                                Timothy Saxe

       / /  WITH AUTHORITY to vote for the Slate 1 nominee

       / /  WITHHOLD AUTHORITY as to the Slate 1 nominee

       / /  WITH AUTHORITY to vote for the Slate 2 nominees listed above
                                   (except as marked below)

       / /  WITHHOLD AUTHORITY as to the following Slate 2 nominees:

PROPOSAL 2: To approve the Company's 1999 Stock Option Plan, providing for the issuance of up to 3,000,000 shares of Common Stock (check one box).

       / /  For             / /  Against            / /  Abstain

PROPOSAL 3: To approve the Company's 1999 Employee Stock Purchase Plan, providing for the issuance of up to 1,000,000 shares of Common Stock (check one box).

       / /  For             / /  Against            / /  Abstain

PROPOSAL 4: To approve an amendment to the Company's Restated Certificate of
            Incorporation to effect, at any time prior to the 2000 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 10 shares of Common Stock would be combined, converted and changed into one share of Common Stock (check one box).

       / /  For             / /  Against            / /  Abstain

PROPOSAL 5: To approve an amendment to the Company's Restated Certificate of
            Incorporation to increase the authorized number of shares of Common Stock from 65,000,000 to 120,000,000 shares and the authorized number of shares of Preferred Stock from 2,000,000 to 10,000,000 shares (check one box).

       / /  For             / /  Against            / /  Abstain

PROPOSAL 6: To ratify the appointment of Deloitte & Touche as independent auditors for the Company for the fiscal year ending December 31, 1999 (check one box).

       / /  For             / /  Against            / /  Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY INDIVIDUAL ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE OTHER PROPOSALS SPECIFIED HEREIN.


                                     2.

     Both of said attorneys and proxies or their substitutes as shall be present and act at the meeting, or if only one be present and act then that one, shall have and may exercise all of the powers of both of said attorneys and proxies hereunder.

     The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting of Stockholders to be held on June 7, 1999 and (b) the accompanying Proxy Statement.








                                      3.

WITNESS the signature of the undersigned this _______ day of ____________, 1999.


                                      _________________________________________


                                      _________________________________________
                                      SIGNATURE(S)


                                      Please sign this proxy exactly as your
                                      name appears hereon: joint owners
                                      should each sign personally. Trustees
                                      and other fiduciaries should indicate
                                      the capacity in which they sign. If a
                                      corporation or partnership, this
                                      signature should be that of an
                                      authorized officer who should state his
                                      or her title.

                                      Please vote, date and promptly return
                                      this proxy in the enclosed return
                                      envelope which is postage prepaid if
                                      mailed in the united states.







                                        4.